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                                                                    EXHIBIT 23.2

                                                                 [ANDERSEN LOGO]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.

                                                         /s/ Arthur Andersen LLP

Phoenix, Arizona
October 30, 2001